SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2002

NaPRO BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

0-243201

(Commission File Number)

Delaware	84-1187753
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6304 Spine Road, Unit A
Boulder, Colorado 80301
(Address of principal executive offices and Zip Code)

(303) 516-8500
Registrant's telephone number, including area code

Item 5. Other Events.

On February 13, 2002, NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company sold an aggregate of 888,889 shares of the Company's common stock, par value $.0075 per share, and an aggregate of $8 million principal amount of the Company's 4% Convertible Subordinated Debentures (the "Debentures"), to certain purchasers named on Exhibit A to the Purchase Agreement. The Purchase Agreement, the Debentures and the related Registration Rights Agreement, including the exhibits thereto, are attached hereto as Exhibits 4.1, 4.2 and 4.3, and incorporated herein by reference. The press release announcing the closing of the transactions contemplated by the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements And Exhibits
(c)	EXHIBITS
4.1	Securities Purchase Agreement dated as of February 13, 2002
4.2	Form of 4% Convertible Subordinated Debenture
4.3	Registration Rights Agreement dated as of February 13, 2002
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated February 14, 2002

NaPRO BIOTHERAPEUTICS, INC.

By: Its:	/s/ Gordon H. Link, Jr. Gordon H. Link, Jr. Chief Financial Officer